EX-1.1 OTHERDOC
          2
          0002.txt
             JOINT FILING AGREEMENT



                                                                     Exhibit 1.1
                                                                     ----------

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Schedule 13G/A, dated July 8, 2003, (the "Schedule 13G/A"), with respect to the Common Stock, no par value per share, of Depomed, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13G/A. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G/A, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 8th day of July, 2003.


                                          OrbiMed Advisors LLC

                                          By: /s/ Samuel D. Isaly
                                          ---------------------------
                                          Name:  Samuel D. Isaly
                                          Title: Managing Member


                                          OrbiMed Capital LLC

                                          By: /s/ Samuel D. Isaly
                                          ----------------------------
                                          Name:  Samuel D. Isaly
                                          Title: Managing Member


                                          By: /s/ Samuel D. Isaly
                                          ----------------------------
                                          Name:  Samuel D. Isaly


                                          PW Alternative Asset Management, Inc.

                                          By: /s/ Michael Mascis
                                          ----------------------------
                                          Name: Michael Mascis
                                          Title: Vice President


                                          UBS Juniper Management, L.L.C.
                                          By UBS Fund Advisor, L.L.C.
                                          Its Managing Member

                                          By: /s/ Michael Mascis
                                          ----------------------------
                                          Name:  Michael Mascis
                                          Title: Vice President of PW
                                          Alternative Asset Management, Inc.



                                          UBS Fund Advisor, L.L.C.

                                          By: /s/ Michael Mascis
                                          ----------------------------
                                          Name: Michael Mascis
                                          Title: Vice President of PW
                                          Alternative Asset Management, Inc.